UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

COMPLETE GENOMICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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Complete Genomics, Inc.

2071 Stierlin Court

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2011

Dear Stockholders:

You are cordially invited to attend our 2011 Annual Meeting of Stockholders to be held on Wednesday, June 22, 2011 at 8:00 a.m. local time at the Company’s headquarters located at 2071 Stierlin Court, Mountain View, California 94043. We are holding the meeting for the following purposes:

1.	To elect the three Class I members of our Board of Directors named herein to serve for three-year term;

2.	To hold an advisory vote on executive compensation;

3.	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

5.	Transact any other business that may properly come before the meeting.

If you owned our common stock at the close of business on April 29, 2011, you may attend and vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Mountain View, California for the ten days prior to the meeting for any purpose related to the meeting.

We are pleased to continue to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our 2010 Annual Report. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2010 Annual Report and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Sincerely,

/s/ Ajay Bansal

Ajay Bansal Chief Financial Officer & Assistant Secretary

May 5, 2011

Mountain View, California

COMPLETE GENOMICS, INC.

Proxy Statement

for the

Annual Meeting of Stockholders

To Be Held June 22, 2011

COMPLETE GENOMICS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for our 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held on Wednesday, June 22, 2011 at 8:00 a.m. local time at our Mountain View headquarters, which is our principal executive offices, located at 2071 Stierlin Court, Mountain View, California 94043. Our telephone number is (650) 943-2800.

The proxy materials, including this proxy statement, proxy card or voting instruction card and our 2010 Annual Report, are being distributed and made available on or about May 5, 2011. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about May 5, 2011 to most of our stockholders who owned our common stock at the close of business on the record date, April 29, 2011. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

Choosing to receive future proxy materials electronically will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or email. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Complete Genomics, Inc. is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting, including at any adjournments or postponements of the 2011 Annual Meeting. You are invited to attend the 2011 Annual Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the 2011 Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2011 to all stockholders of record entitled to vote at the 2011 Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 29, 2011 will be entitled to vote at the 2011 Annual Meeting. On this record date, there were 26,011,321 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 29, 2011, your shares were registered directly in your name with Complete Genomics’ transfer agent, Wells Fargo Shareholder Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2011 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2011 Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 29, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2011 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2011 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the 2011 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are being asked to vote on four (4) proposals, as follows:

•	Proposal 1—To elect three Class I members of our Board named herein to serve for three-year terms;

•	Proposal 2—To approve, on a non-binding, advisory vote basis, the executive compensation disclosed in this proxy statement;

•	Proposal 3—To recommend, on a non-binding, advisory vote basis the frequency of an advisory vote on executive compensation; and

•	Proposal 4—To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 3, you may vote for every “ONE”, “TWO” or “THREE” years.

•	For Proposal 4, you may either vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2011 Annual Meeting, vote by proxy using the proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the 2011 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the 2011 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the 2011 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit http:// www.completegenomics.com

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2011 Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free (800) 560-1965 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 p.m., Central Time, on June 21, 2011 to be counted.

•

To vote on the Internet, go to http://www.eproxy.com/gnom to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 12:00 p.m., Central Time, on June 21, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Complete Genomics. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the 2011 Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 29, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director; “For” Proposal 2 and Proposal 4; and for every “THREE” years for Proposal 3. If any other matter is properly presented at the 2011 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2011 Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Complete Genomics’s Secretary at Complete Genomics, Inc., 2071 Stierlin Court, Mountain View, California, 94043.

•	You may attend the 2011 Annual Meeting and vote in person. Simply attending the 2011 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the 2011 Annual Meeting. On the record date, there were 26,011,321 shares outstanding and entitled to vote. Thus, the holders of 13,005,661 shares must be present at the 2011 Annual Meeting to have a quorum. Your shares will be counted as present at the meeting if you:

•	are present and entitled to vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the 2011 Annual Meeting to another date.

Please see “How many votes are needed to approve the proposals?” below for more information regarding the number of votes needed to approve or ratify the proposed action.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the 2011 Annual Meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “withheld” votes received for the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. See “What are “broker non-votes?” and “Which ballot measures are considered “routine” and “non-routine”?” above for more information regarding “discretionary” and “non-discretionary” matters.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of Complete Genomics common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal 4) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4. The election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

How many votes are needed to approve the proposal?

•

Proposal 1 (the election of our three nominees for director)—the three nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

Proposal 2 (the non-binding advisory vote on executive compensation)—requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. However, this proposal is advisory and non-binding upon us.

•	Proposal 3 (the non-binding advisory vote on the frequency of an advisory vote on executive compensation)—requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting with regard to the option of one year, two years or three years. Abstentions and broker non-votes will have no effect on the outcome of this proposal. If none of the frequency alternatives, receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. However, this proposal is advisory and non-binding upon us.

•

Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011)—requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the 2011 Annual Meeting. Final voting results will be published by Complete Genomics in a Current Report on Form 8-K, filed with the Securities and Exchange Commission, or SEC, on or before June 29, 2011. If final voting results are not available to us in time to file a Current Report on Form 8-K by June 29, 2011, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 6, 2012, to Complete Genomics’ Secretary at Complete Genomics, Inc., 2071 Stierlin Court, Mountain View, California 94043. However, if our 2012 Annual Meeting of Stockholders is not held between May 23, 2012 and July 22, 2012, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials.

If you wish to bring a proposal before the stockholders or nominate a director at the 2012 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify Complete Genomics’ Secretary, in writing, not earlier than the close of business on February 23, 2012 and not later than the close of business on March 24, 2012. However, if our 2012 Annual Meeting of Stockholders is not held between May 23, 2012 and July 22, 2012, then the deadline will be not later than the close of business on the 10th day following the date on which the notice of the date of the 2012 Annual Meeting of Stockholders was mailed, or the 10th day following the date on which public disclosure of the date of the 2012 Annual Meeting of Stockholders was made, whichever occurs first. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2012 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to continue to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder”s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors, or our Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified or such director’s earlier death, resignation or removal.

Our Board presently has eight members. There are three directors in the class whose term of office expires in 2011, Carl L. Gordon, Ph.D., Lewis J. Shuster and Charles P. Waite Jr., each of whom is currently a director of Complete Genomics. The Nominating and Corporate Governance Committee of the Board recommended to the Board that each of Dr. Gordon and Messrs. Shuster and Waite be nominated for election at the 2011 Annual Meeting. Dr. Gordon and Messrs. Shuster and Waite were each previously elected by the stockholders. If elected at the 2011 Annual Meeting, each of these nominees would serve until the 2014 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal. We encourage our directors and nominees for director to attend the Annual Meeting.

Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. There are no family relationships among our directors or executive officers.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Complete Genomics. Abstentions and broker non-votes will not have any effect on the outcome of this Proposal. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES

Our Board of Directors

The following tables set forth the name and age of each nominee and each director of Complete Genomics whose term of office will continue after this meeting, the principal occupation during the past five years, other directorships held in public companies and relevant experiences, qualifications, attributes or skills of each, and the year each began serving as a director of Complete Genomics:

Nominees for Election as Class I Directors for a Term Expiring in 2014

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
Carl L. Gordon, Ph.D., CFA	In 1998, Dr. Gordon co-founded OrbiMed Advisors LLC, an asset management firm, and has served as a General Partner since that time. From 1995 to 1997, Dr. Gordon served as a Senior Biotechnology Analyst at Mehta & Isaly, the predecessor firm to OrbiMed. From 1993 to 1995, Dr. Gordon served as a Fellow at The Rockefeller University. Since May 2008, Dr. Gordon has served as a director of Amarin Corporation, a biopharmaceutical company. From March 2004 to May 2007, Dr. Gordon served as a director of Biocryst Pharmaceuticals, Inc., a pharmaceutical company. Dr. Gordon received an A.B. from Harvard University and a Ph.D. in molecular biology from the Massachusetts Institute of Technology. As a venture capitalist focused on life science companies who sits on numerous boards, Dr. Gordon provides financial and operational expertise regarding our industry. In addition, Dr. Gordon provides substantial expertise in the particularly relevant scientific field of molecular biology.	46	August 2009

Lewis J. Shuster	In 2002, Mr. Shuster founded Shuster Capital, a strategic and operating advisor to life science companies, and has served as its Chief Executive Officer since that time. From June 2003 to November 2007, Mr. Shuster served as Chief Executive Officer of Kemia, Inc., a drug discovery and development company. From February 2000 to December 2001, Mr. Shuster held various operating executive positions at Invitrogen Corporation, a biotechnology company that merged with Applied Biosystems Inc. and became Life Technologies Corporation. From 1994 to 1999, Mr. Shuster served as Chief Financial Officer of Pharmacopeia, Inc., a drug discovery product and service company, and later as Chief Operating Officer of Pharmacopeia Labs, a division of Pharmacopeia, Inc. Mr. Shuster joined Human Genome Sciences as its first employee in September 1992 and as Executive Vice President of Operations and Finance helped guide the development and operation of what was the world’s leading gene sequencing operation in 1994. Mr. Shuster served as a director and Chairman of the Audit Committee of Epitomics, Inc., a private monoclonal antibody firm, from 2002 until May 2010, and a director and Chairman of	55	April 2010

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
	the Audit Committee of Sorrento Therapeutics, Inc., a biopharmaceutical company, from September 2009 to February 2010, and a director of Retrotope, a privately held biotechnology company, since April 2008, and as a member of the Board of Managers and Chairman of the Audit Committee of MSN Health, LLC, a privately held nurse and professional health care staffing firm, since September 2010, and has served as a director of ADVENTRX Pharmaceuticals, Inc, a biopharmaceutical company, since April 2011. Mr. Shuster received a B.A. in Economics from Swarthmore College and an M.B.A. from Stanford University. Mr. Shuster provides the board with an extensive background in financial and strategic planning, auditing and accounting and financial leadership expertise. As Chairman of the Audit Committee, Mr. Shuster also keeps the board abreast of current audit issues and collaborates with our independent registered public accounting firm and senior management team.

Charles P. Waite, Jr.	Mr. Waite has been a General Partner of OVP Venture Partners II and a Vice President of Northwest Venture Services Corp. since 1987, a General Partner of OVP Venture Partners III since 1994, a General Partner of OVP Venture Partners IV since 1997, a General Partner of OVP Venture Partners V since 2000 and a General Partner of OVP Venture Partners VI since 2001, all of which are venture capital firms. He currently serves on the board of directors of eight private companies. Mr. Waite received an A.B. in History from Kenyon College and an M.B.A. from Harvard University. Mr. Waite brings to the board significant operational and leadership experience as a venture capital investor who sits on a number of boards. Mr. Waite’s investment focus on life science companies also provides substantial expertise in our industry.	55	March 2006

Incumbent Class II Directors with a Term Expiring in 2012

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
Alexander E. Barkas, Ph.D.	In 1997, Dr. Barkas co-founded Prospect Venture Partners, a venture capital firm, and currently serves as a Managing Director at that firm. From 1991 to 1997, Dr. Barkas was a Partner at Kleiner Perkins Caufield & Byers, a venture capital firm. Prior to that, Dr. Barkas was a Founder and Chief Executive Officer of BioBridge Associates, a healthcare industry consulting firm. Dr. Barkas has served as Chairman of Geron Corporation, a biopharmaceutical company, since 1993 until early 2011 and as a member of the board of directors since 1992. Dr. Barkas has also served as a director of Amicus Therapeutics, Inc., a biotechnology company, since 2004. From May 2002 to October 2008,	63	March 2007

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
	Dr. Barkas served as a director of Tercica, Inc., a biopharmaceutical company acquired by the Ipsen Group in October 2008 and as its Chairman from August 2003 to October 2008. Dr. Barkas received a Ph.D. in Biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees. As a venture capitalist, Dr. Barkas brings to our board of directors broad experience in advising and managing life science and biotechnology companies from early-stage to mature companies, including expertise in capital raising, strategic transactions, financial budgeting and reporting, strategy and operations, recruiting and compensation. In addition, Dr. Barkas brings insight on compensation-related matters to the compensation committee based on his breadth of exposure to life science companies.

Andrew E. Senyei, M.D.	Since 1987, Dr. Senyei has served as a Managing Director and a General Partner of Enterprise Partners, a venture capital firm. In 1989, Dr. Senyei co-founded Molecular Biosystems, Inc., a biotechnology company acquired by Alliance Pharmaceutical Corp. in 2000. Prior to joining Enterprise Partners, Dr. Senyei served as a practicing clinician and Adjunct Associate Professor of Obstetrics and Gynecology at the University of California, Irvine. Dr. Senyei has served as Chairman of Genoptix, Inc., a specialized medical laboratory service provider, since April 2000. Dr. Senyei served as a director of Adeza Biomedical Corporation, a healthcare products company, from 1987 until Adeza was acquired by Cytyc Corporation in April 2007. Dr. Senyei has served on the Board of Trustees of Northwestern University since 2005 and on the Advisory Council of the Jacobs School of Engineering at the University of California, San Diego, since 2002. Dr. Senyei received a B.S. from Occidental College and an M.D. from Northwestern University Medical School, and he completed his residency training at the University of California, Irvine, Medical Center. Dr. Senyei’s medical and business expertise, including his experience as a venture capitalist building and serving on the board of directors of more than 25 public and private emerging life sciences and healthcare companies, combined with his extensive prior experience as an inventor and practicing clinician, give him valuable insight into our industry. His experience provides the seasoned business judgment and broad strategic vision which enables him to serve as an effective and valuable director and to have the qualifications and leadership and other skills to serve on our board of directors.	61	March 2006

Incumbent Class III Directors with a Term Expiring in 2013

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
C. Thomas Caskey, M.D.	Since January 2006, Dr. Caskey has served as Director and Chief Executive Officer of the Brown Foundation Institute of Molecular Medicine for the Prevention of Human Diseases, part of the University of Texas Health Science Center at Houston. Since 2003, Dr. Caskey has served as an Adjunct Partner at Essex Woodlands Health Ventures, a venture capital firm. Dr. Caskey served as Managing Director of Cogene Biotech Ventures, Ltd., a venture capital firm, from March 2005 to October 2005 and as President and Chief Executive Officer from April 2000 to March 2005. He served as Senior Vice President, Research, at Merck Research Laboratories, a division of Merck & Co., Inc., a pharmaceutical company, from 1995 to 2000 and as President of the Merck Genome Research Institute from 1996 to 2000. Before joining Merck, Dr. Caskey served 25 years at Baylor College of Medicine in a series of senior positions, including Chairman, Department of Human and Molecular Genetics, and Director, Human Genome Center. He is a member of the National Academy of Sciences. Dr. Caskey served as a director of Lexicon Genetics Incorporated, a biopharmaceutical company, from April 2000 to April 2006 and as Chairman from April 2000 to March 2005. Dr. Caskey served as a director of Luminex Corporation, a developer of biological testing technologies, from January 2001 to May 2005. Dr. Caskey received a B.A. from the University of South Carolina and an M.D. from Duke University. Dr. Caskey brings to the board an extensive scientific and operational background gained as a research scientist, executive and venture capital advisor focused on life science and pharmaceutical companies.	72	August 2009

Clifford A. Reid, Ph.D.	Dr. Reid is our co-founder and Chairman and has served as our President and Chief Executive Officer since July 2005. From March 2003 to September 2005, Dr. Reid was Vice President of Collaborative Solutions at Open Text Corporation, a software company. In 1995, Dr. Reid co-founded Eloquent, Inc., a digital video communications company, and served as its Chief Executive Officer until 1999 and as its Chairman until 2003, when it was acquired by Open Text. In 1988, Dr. Reid co-founded Verity, Inc., an enterprise text search engine company, and served as its Vice President of Engineering from 1988 to 1992 and as its Executive Vice President from 1992 to 1993. Dr. Reid received a B.S. in Physics from the Massachusetts Institute of Technology, an M.B.A. from Harvard University and a Ph.D. in Management Science and Engineering from Stanford University. As our President, Chief Executive Officer and co-founder, Dr. Reid brings expertise and	52	July 2005

Name	Principal Occupation During Last Five Years and Relevant Experiences, Qualifications, Attributes or Skills	Age	Director Since
	knowledge regarding our business and operations to our board of directors. He also brings to our board of directors an extensive background in the technology industry and in leadership roles, providing both strategic and operational vision and guidance.

Robert T. Wall	Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management and investment company. Mr. Wall was a founder and, from November 2000 to December 2006, the Chairman of the Board of Directors of Airgo Networks, Inc., a Wi-Fi wireless networking systems company that was acquired by QUALCOMM, Inc. in December 2006. From June 1997 to November 1998, he was Chief Executive Officer and a member of the board of directors of Clarity Wireless, Inc., a broadband wireless data communications company that was acquired by Cisco Systems, Inc., a network and communications company, in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. Mr. Wall has also served as a director of NetApp, Inc., an enterprise storage and data management company, since January 1993. Mr. Wall has been a member of the Board of Trustees of the Fine Arts Museums of San Francisco since June 2007 and a member of the Visiting Committee, Arts of Africa, Oceania and the Americas at the Metropolitan Museum of Art in New York since March 2007. He received an AB degree in economics from DePauw University and an M.B.A. degree from Harvard Business School. Mr. Wall brings to the board over 30 years of experience leading and founding several technology companies. As a result of Mr. Wall’s service on the boards of other public companies and varied strategic mergers and acquisition experience, he is familiar with a full range of corporate and board functions. Additionally, Mr. Wall’s service as chairman of the compensation committee of another public company provides our board with valuable experience and leadership in developing and implementing our compensation policies.	65	September 2010

Independence of Directors

As required by The NASDAQ Global Market’s (“NASDAQ”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable NASDAQ listing standards.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, Complete Genomics, our executive officers and our independent registered public accounting firm, our board of directors has determined that all of our directors, other than Dr. Reid, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Dr. Reid is not considered independent because he is an employee of Complete Genomics.

Meetings of the Board and Committees

During 2010, our Board held 12 meetings, and the Audit Committee and Compensation Committee collectively held 13 meetings. The Nominating and Governance Committee did not hold any meetings in 2010. Each director attended at least 75% of the meetings (held during the period that such director served) of the Board and the committees on which such director served in 2010. Members of our Board, and nominees for director, are encouraged to attend our annual meetings of stockholders.

The following table sets forth the three standing committees of our Board, the members of each committee, and the number of meetings held by our Board and the committees during 2010:

Name	Audit	Compensation	Nominating and Corporate Governance (1)
Carl L. Gordon, Ph.D., CFA	X

Lewis J. Shuster	X*

Charles P. Waite, Jr.		X	X

Alexander E. Barkas, Ph.D.		X	X*

Andrew E. Senyei, M.D.	X

C. Thomas Caskey, M.D.

Clifford A. Reid, Ph.D.

Robert T. Wall		X*	X

Total Meetings	9	4	0

(1)	The Company completed its initial public offering in November 2010 and no meetings of the Nominating and Corporate Governance Committee were held in 2010.
*	Denotes Chairman of Committee.

Below is a description of each committee of the Board. The Board has determined that each current member of each committee is free of any relationship that would impair his individual exercise of independent judgment with regard to Complete Genomics. Each of our Committees has adopted a written charter that is available to stockholders on our website at www.completegenomics.com, under the “Investor Relations—Corporate Governance” tab and are available in print upon a request to Complete Genomics, Inc., Attn: Corporate Secretary, 2071 Stierlin Court, Mountain View, California 94043. The contents of our website are not part of this proxy statement.

Committees of the Board

Audit Committee

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by our independent registered public accounting firm; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation and considering and approving or disapproving any related-person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters and the Audit Committee has established a “hotline” for reporting alleged improprieties. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Complete Genomics’ expense. See “Report of the Audit Committee” contained in this proxy statement.

Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Shuster (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.completegenomics.com/governance.cfm.

Compensation Committee

The Compensation Committee reviews and recommends the policies governing all compensation of our executive officers, including cash and non-cash compensation and equity compensation programs, and is responsible for making recommendations to the Board concerning Board and committee compensation. The Compensation Committee also reviews and approves equity-based compensation grants to our non-executive officer employees and consultants, other than stock option, performance share and restricted stock unit grants to our non-executive officer employees that are approved by our Chief Executive Officer and Chief Financial Officer. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the recommendation to the Board for approval of all employment, severance and change of control agreements and plans applicable to our executive officers. The Compensation Committee oversees all matters related to stockholder approval of executive compensation and evaluates the risk-taking incentives and risk management of our compensation policies and practices. The Compensation Committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The members of the Compensation Committee are all independent directors within the meaning of applicable NASDAQ listing standards, and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee acts pursuant to a written charter, a copy of which can be found on our website at http://ir.completegenomics.com/governance.cfm.

Risk Analysis of Compensation Plans, Programs, Policies and Arrangements

The compensation committee has reviewed our compensation plans, programs, policies and arrangements applicable to our employees and believes that our compensation plans, programs, policies and arrangements do not encourage excessive and unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. Our compensation plans, programs, policies and arrangements are designed to encourage our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans are intended to measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stockholder appreciation and limits the potential value of excessive risk-taking. The committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both our short-and long-term performance goals without encouraging excessive risk-related behavior. While the compensation committee regularly evaluates its compensation plans, programs, policies and arrangements, the committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates; make recommendations with respect to the composition of our Board and its committees; review and make recommendations regarding the functioning of our Board as an entity; recommend corporate governance principles applicable to Complete Genomics; and manage periodic review, discussion and evaluation of the performance of our Board and its committees. The Nominating and Governance Committee also assists our Board in reviewing and assessing management development and succession planning for our executive officers. The Nominating and Governance Committee has the authority to obtain independent advice and assistance from internal or external legal, accounting and other advisors, at Complete Genomics’ expense. The members of our Nominating and Governance Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at http://ir.completegenomics.com/governance.cfm.

In carrying out its function to nominate candidates for election to our Board, the Nominating and Governance Committee considers the Board’s mix of skills, experience, character, commitment and diversity—diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements and needs of our Board at that point in time. The Nominating and Governance Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Nominating and Governance Committee’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of all of our stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers such director’s past attendance at Board and committee meetings and participation in and contributions to the activities of our Board. The Nominating and Governance Committee has no stated specific minimum qualifications that must be met by a candidate for a position on our Board. The Nominating and Governance Committee does, however, believe it appropriate for at least one member of our Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules, that at least two members of our Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Code, and that a majority of the members of our Board meet the definition of “independent director” within the meaning of applicable NASDAQ listing standards.

The Nominating and Governance Committee’s methods for identifying candidates for election to our Board include the solicitation of ideas for possible candidates from a number of sources, including from members of our Board, our executive officers, individuals who our executive officers or Board members believe would be aware of candidates who would add value to our Board and through other research. The Nominating and Governance Committee may also, from time to time, retain for a fee one or more third-party search firms to identify suitable candidates.

Any of our stockholders may nominate one or more persons for election as a director at our annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must include any other information required pursuant to Section 14 of the Exchange Act. Our Bylaws specify additional requirements if stockholders wish to nominate directors at special meetings of stockholders.

The Nominating and Governance Committee will consider all candidates identified through the processes described above, and will evaluate each candidate, including incumbents, based on the same criteria.

Communications with the Board

Any stockholder who desires to contact our Board, or specific members of our Board, may do so electronically by sending an email through the following address: http://ir.completegenomics.com/contactus.cfm. Alternatively, a stockholder may contact our Board, or specific members of our Board, by writing to: Stockholder Communications, Complete Genomics, Inc., 2071 Stierlin Court, Mountain View, California 94043. All such communications will be initially received and processed by the office of our Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to the Chair of the Audit Committee. Other matters will be referred to the Board, the non-employee directors or individual directors as appropriate.

Board Leadership Structure

Our board of directors is currently chaired by the President and Chief Executive Officer of the Company, Dr. Reid. Our board has combined the positions of Chief Executive Officer and Chairman to help ensure that the board and management act with a common purpose and to facilitate the flow of information between management and the board. Our board believes that the combination of the Chairperson and Chief Executive Officer position will provide a single, clear chain of command to continue to develop our business and execute our strategic and business plans. In addition, our board also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company and our industry, as is the case with Dr. Reid, who was one of our founders.

The Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into Complete Genomics’ corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing Complete Genomics. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures as well as oversight of our enterprise risk management program. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Complete Genomics is asking its stockholders to cast an advisory vote to approve the 2010 compensation of our named executive officers as disclosed in this proxy statement (our “NEOs”). This Proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, engage, and retain our NEOs, who are critical to our success, align compensation decisions with our corporate strategies, business and financial objectives and the long-term interests of our stockholders, motivate and reward executives whose knowledge, skills and performance are the foundation for our continued collective success ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking, and ensure that total compensation is fair, reasonable and competitive.

Our Compensation Committee reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay area, the challenge of recruiting, motivating and retaining executives in an industry with much longer business cycles than other commercial industries, significant risks associated with success in our industry and evolving compensation governance and best practices. Our Compensation Committee believes that our executive compensation programs are strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, our Board believes that stockholders should consider the following:

•

Independent Compensation Committee Appointed by and Comprising our Largest Stockholders. Executive compensation is reviewed and established by our Compensation Committee consisting solely of independent directors. Our largest stockholders are represented on our Compensation Committee and make up the majority of our Board of Directors that appointed the Compensation Committee.

•

Limited Base Salaries. The base salaries of our named executive officers are at or below the 25th percentile of executives in similar positions in the compensation surveys reviewed by our Compensation Committee.

•

Emphasis on Pay for Performance. Our bonus program is funded based on our achievement of pre-established corporate goals related to our operational and financial performance, and if such goals are achieved, our Compensation Committee then subjectively determines the performance of our individual named executive officers in establishing the final bonus amounts paid. This system provides a direct link between executive compensation and our operational and financial performance and motivates our named executive officers to maximize their personal performance and contributions to our success.

•

Equity is Used as a Key Component of Compensation and Aligns our Compensation Programs with the Interests of Our Stockholders. The largest portion of our named executive officer 2010 compensation consisted of equity compensation. Stock options and stock awards were a key component of our 2010 compensation program. We believe our approach to equity compensation closely aligns the long-term interests of our executives with those of our stockholders because the executive receiving this element of compensation realizes returns in line with our stock price. We expect that our stock price will be closely related to the achievement of our corporate goals.

•	No Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits.

•

Cash Severance Benefits Only Payable upon a Qualifying Termination of Employment. Named executive officer severance agreements require an actual or constructive termination of employment before any cash benefits are paid.

Advisory Vote and Board Recommendation

We request stockholder approval of the 2010 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosures that accompany the compensation tables within the Executive Compensation section of this proxy statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask that you vote “FOR” the following resolution at this meeting:

“RESOLVED, that the stockholders of Complete Genomics, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure within the Executive Compensation section of this proxy statement.”

Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for our NEOs.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF

THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in our “say-on-pay” Proposal 2 above, our stockholders are being asked to cast an advisory vote on the compensation of our NEOs, as disclosed in this proxy statement. In addition, we are asking our stockholders to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future stockholder meetings. Stockholders may vote to request the say-on-pay vote every year, every two years or every three years, or may abstain from voting.

Advisory Vote and Board Recommendation

Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for Complete Genomics and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons:

•

Our largest stockholders are represented on Compensation Committee and Board of Directors. Our Compensation Committee and the majority of our Board of Directors that appointed the Compensation Committee are comprised of independent directors that, in addition to having their interests aligned with stockholders through their fiduciary duties, are affiliated and associated with our largest stockholders. Thus, our Board believes that such independent Board members have significant incentives to ensure that executive compensation is set appropriately. Our Board also believes that stockholders that may not have as significant stockholdings may view their interests as aligned with the interest of the independent directors serving on the Board that have more significant stockholdings, thereby reducing the need for a more frequent say-on-pay vote.

•

Aligns with our approach to executive compensation and the underlying philosophy of our Compensation Committee. The largest components of our executive compensation programs are designed to enhance the long-term growth of Complete Genomics and reward performance over a multi-year period.

•

Encourages a longer-term evaluation of compensation history and business results. Our Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term stockholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the stockholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with Complete Genomics’ performance, financial results and business.

•

Provides our Compensation Committee with adequate time to consider the results of say-on-pay votes and other stockholder input. A triennial “say-on-pay” vote allows the Board to respond to stockholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs. Our Board believes that a triennial “say-on-pay” vote would not foreclose stockholder engagement on executive compensation during interim periods. Stockholders can currently provide input to our Board by communicating directly with our Board, its committees or individual directors. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on Complete Genomics’ executive compensation programs.

The Board weighed these reasons against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board considered the value of the opportunity for stockholder input at each or every other annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for Complete Genomics and recommends that voting alternative to stockholders. The Compensation Committee intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be determined to be the preferred frequency of the stockholders with which Complete Genomics, Inc. is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years or three years that receives the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. If none of the frequency alternatives, receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. However, because this vote is advisory and not binding on the Board or Complete Genomics in any way, the Board may decide that it is in the best interests of our stockholders and Complete Genomics to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS EVERY “THREE YEARS”

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2011, and urges you to vote for ratification of PricewaterhouseCoopers’ appointment. PricewaterhouseCoopers has audited our financial statements since 2005. Although we are not required to seek your approval of this appointment, we believe it is good corporate governance to do so. No determination has been made as to what action our Audit Committee would take if you fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm if the Audit Committee concludes such a change would be in the best interests of Complete Genomics and its stockholders.

We expect representatives of PricewaterhouseCoopers to be present at the meeting and available to respond to appropriate questions by stockholders. Additionally, the representatives of PricewaterhouseCoopers will have the opportunity to make a statement if they so desire.

Vote Required and Board Recommendation

Stockholder ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at this meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PRINCIPAL ACCOUNTING FEES AND SERVICES

During 2010 and 2009, we retained PricewaterhouseCoopers to provide services in the following categories and amounts:

Fee Category	2010	2009
Audit Fees (1)	$1,509,000	$254,261

Audit-Related Fees	—	—

Tax Fees	82,361	17,500

All Other Fees	—	—

Total	$1,591,361	$271,761

(1)	Audit Fees in 2010 includes fees for our initial public offering of $964,000.

Audit fees include the audit of Complete Genomics’ annual financial statements, review of financial statements included in each of our Quarterly Reports on Form 10-Q.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to accounting-related consulting services.

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

All other fees include assurance services not related to the audit or review of our financial statements.

Our Audit Committee determined that the rendering of non-audit services by PricewaterhouseCoopers is compatible with maintaining the independence of PricewaterhouseCoopers.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PERFORMED BY OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be performed by PricewaterhouseCoopers. Our Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. Our Audit Committee’s charter delegates to a subcommittee when appropriate, or to one or more members of the Audit Committee, the authority to address any requests for pre-approval of services between Audit Committee meetings, and the subcommittee or such member or members must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by PricewaterhouseCoopers in connection with our initial public offering in November 2010 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

For more information on PricewaterhouseCoopers, please see “Report of the Audit Committee.”

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; our enterprise risk management program; and our compliance with related legal, regulatory and ethical requirements. The Audit Committee oversees the appointment, compensation, engagement, retention, termination and services of our independent registered public accounting firm, including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing our independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed by it; reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by regulation and considering and approving or disapproving any related-person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Audit Committee establishes procedures, as required under applicable regulation, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the submission by employees of concerns regarding questionable accounting or auditing matters and the Audit Committee has established a “hotline” for reporting alleged improprieties. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held 9 meetings during 2010.

Each member of the Audit Committee meets the independence criteria prescribed by applicable regulation and the rules of the SEC for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Shuster (i) is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and (ii) also meets NASDAQ’s financial sophistication requirements. The Audit Committee acts pursuant to a written charter, which

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Complete Genomics under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ, a copy of which can be found on our website at http://ir.completegenomics.com/governance.cfm.

We have reviewed and discussed with management and PricewaterhouseCoopers our audited financial statements. We discussed with PricewaterhouseCoopers the overall scope and plans of their audits. We met with PricewaterhouseCoopers, with and without management present, to discuss results of its examinations, its evaluation of Complete Genomics’ internal controls, and the overall quality of Complete Genomics’s financial reporting.

We have reviewed and discussed with PricewaterhouseCoopers matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received from PricewaterhouseCoopers the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’s communications with the Audit Committee concerning independence. We have discussed with PricewaterhouseCoopers matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with PricewaterhouseCoopers’s independence.

Based on the reviews and discussions referred to above and our review of Complete Genomics’ audited financial statements for 2010, we recommended to the Board that Complete Genomics’ audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Lewis J. Shuster, Chair

Carl L. Gordon, Ph.D., CFA

Andrew E. Senyei, M.D.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at www.completegenomics.com.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors, including those officers responsible for financial reporting as required by applicable NASDAQ listing standards, which is a “code of ethics” as defined by applicable SEC rules . The Code of Business Conduct and Ethics is publicly available on our website at http://ir.completegenomics.com/governance.cfm. The Code of Business Conduct and Ethics includes an enforcement mechanism, and if we make any amendments to the Code of Business Conduct and Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this Code of Business Conduct and Ethics to our Chief Executive Officer, Chief Financial Officer or certain other finance department executives, we will disclose the nature of the amendment or waiver, its effective date, and to whom it applies, on our website at http://ir.completegenomics.com/governance.cfm or in a current report on Form 8-K filed with the SEC. There were no waivers of the Code of Business Conduct and Ethics during 2010.

DIRECTOR COMPENSATION

The following table sets forth certain information with respect to compensation awarded to, paid to or earned by each of Complete Genomics’ non-employee directors during 2010.

Fees Earned or Paid in Cash

Commencing upon our initial public offering in November 2010, each non-employee director received an annual retainer of $30,000 that was prorated to reflect our initial public offering date. Our Chairman of the Board is an employee director and does not receive fees for his service. Each board member received committee fees for each committee on which he served, as follows:

Committee	Chair ($) (1)	Members ($) (1)
Audit	$15,000	$5,000

Compensation	$10,000	$5,000

Nominating and Corporate Governance	$10,000	$5,000

(1)	Amounts shown are for a full year. Directors were paid 14% of these amounts as a proration for 2010 to reflect our initial public offering date of November 10, 2010.

Our Board retained the same levels of cash compensation for 2011.

Equity Awards

In April 2010, our Board granted each of Dr. Caskey and Mr. Shuster an option to purchase 10,000 shares of our common stock for $1.50 per share, which our Board determined to be the fair market value of our common stock on the date of grant. In July 2010, our Compensation Committee amended each of the option grants to Dr. Caskey and Mr. Shuster to increase the exercise price of these stock options to $2.43 per share, which our Compensation Committee determined to be the fair market value of our common stock on the date of grant following a valuation of our common stock as of March 31, 2010. At a subsequent meeting of our Board in July 2010, our Board granted each of Dr. Caskey and Mr. Shuster an option to purchase 2,500 shares of our common stock for $2.69 per share, which our Board determined to be the fair market value of our common stock on the date of grant. Each of the stock options vest in 12 equal monthly installments measured from the respective vesting commencement dates of August 12, 2009 for Dr. Caskey and April 8, 2010 for Mr. Shuster, which correspond to their dates of appointment to our Board.

In September 2010, our Board granted Mr. Wall an option to purchase 12,500 shares of our common stock for $6.85 per share, which our Board determined equaled the fair market value of our common stock on the date of grant. The option vests with respect to one-third of the shares subject thereto on each of the first three anniversaries of September 13, 2010, which corresponds to the date Mr. Wall was appointed to our Board.

Pursuant to our non-employee director compensation policy, upon initial election or appointment to our board of directors, each non-employee director is automatically granted a stock option to purchase 10,000 shares of our common stock with an exercise price equal to the closing trading price of our common stock on the date of grant, for which one-third of the shares underlying the stock option vest on the one-year anniversary of the date of grant, and the remaining shares vest on a monthly basis over the following 24 months. Upon initial election or appointment, each non-employee director is also automatically granted 5,000 restricted stock units, for which one-third of the restricted stock units vest on each anniversary of the date of grant such that the award will be fully vested on the third anniversary of the date of grant. In December 2010, each non-employee director who was serving on our board of directors upon the consummation of our initial public offering on November 10, 2010 who had not previously received an option grant in connection with his appointment to our Board, received an initial stock option and restricted stock unit grant in accordance with this policy at the first meeting of our board of directors following our initial public offering. Dr. Caskey and Messrs. Shuster and Wall were each granted 2,500 restricted stock units in lieu of the initial stock option and restricted stock unit grant made to other non-employee directors in December 2010, since each had received an initial stock option grant in connection with his appointment to our Board. Consistent with the restricted stock units granted to other non-employee directors, the restricted stock units vest in substantially equal installments on each of the first three anniversaries of the date of grant.

Effective in connection with our annual meeting of stockholders in 2012, each non-employee director who has served as director since the preceding year’s annual meeting of stockholders will be granted a stock option to purchase 8,000 shares of our common stock with an exercise price equal to the closing trading price of our common stock on the date of grant, which will vest in equal monthly installments over three years, and 4,000 restricted stock units, which will vest in equal annual installments on each anniversary of the date of grant such that the award and will be fully vested on the third anniversary of the date of grant.

Expenses

We reimburse our directors for their travel and related expenses in connection with attending Board and committee meetings, as well as costs and expenses incurred in attending director education programs and other Complete Genomics-related seminars and conferences.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for 2010 board service. Dr. Reid, who is our employee, does not receive additional compensation for his services as director.

Non-employee Director	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($) (2)(3)	All Other Compensation ($)	Total ($)
Alexander E. Barkas, Ph.D.	6,288	38,750	51,265	—	96,303

Thomas Caskey, M.D.	4,192	19,375	23,030	—	46,597

Carl L. Gordon, Ph.D., CFA	4,890	38,750	51,265	—	94,905

Andrew Senyei, M.D.	4,890	38,750	51,265	—	94,905

Lewis J. Shuster	6,288	19,375	23,030	—	48,693

Charles P. Waite, Jr.	5,589	38,750	51,265	—	95,604

Robert T. Wall	6,288	19,375	56,688	—	82,351

(1)	Amounts reflect 14% of the annual retainers as a proration for 2010 to reflect our initial public offering date of November 10, 2010.
(2)	Reflects the aggregate grant date fair value options and restricted stock units granted in 2010 calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	The following table sets forth restricted stock units and stock options outstanding as of December 31, 2010.

	Number of Shares of Our Common Stock subject to Option Awards	Number of Restricted Stock Units
Alexander E. Barkas, Ph.D.	10,000	5,000

Thomas Caskey, M.D.	12,500	2,500

Carl L. Gordon, Ph.D., CFA	10,000	5,000

Andrew Senyei, M.D.	10,000	5,000

Lewis J. Shuster	12,500	2,500

Charles P. Waite, Jr.	10,000	5,000

Robert T. Wall	12,500	2,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 29, 2011 by each entity or person who is known to beneficially own 5% or more of our common stock, each of our directors, each NEO identified in “Executive Compensation—Summary Compensation Table” contained in this proxy statement and all of our directors and current executive officers as a group.

	Beneficial Ownership
	Common Stock	Number of Shares Exercisable within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders
Entities affiliated with OrbiMed Advisors LLC (1)	4,156,270	294,379	4,450,649	16.9%
Entities affiliated with Essex Woodlands Health Ventures (2)	4,156,269	294,380	4,450,649	16.9%
Prospect Venture Partners III, L.P. (3)	2,994,358	185,897	3,180,255	12.1%
Entities affiliated with OVP Venture Partners (4)	2,701,549	191,841	2,893,390	11.0%
Entities affiliated with Enterprise Partners(5)	2,820,529	183,988	3,004,517	11.5%
Entities affiliated with Highland Capital Management, L.P. (6)	2,494,866	176,496	2,671,362	10.2%
SCV-CG, LLC (7)	938,957	501,667	1,440,624	5.4%

Named Executive Officers and Directors
Clifford A. Reid, Ph.D. (8)	319,200	231,186	550,386	2.1%
Ajay Bansal (9)	—	37,582	37,582	* %
Bruce Martin (10)	54,936	24,939	79,875	* %
Mark J. Sutherland (11)	—	42,125	42,125	* %
Radoje Drmanac, Ph.D. (12)	441,999	171,863	613,862	2.3%
R. John Curson (13)	116,999	96,150	213,149	* %
Alexander E. Barkas, Ph.D. (14)	2,994,358	187,563	3,181,921	12.1%
C. Thomas Caskey, M.D. (15)	5,151	12,752	17,903	* %
Carl L. Gordon, Ph.D., CFA (16)	4,156,270	296,045	4,452,315	16.9%
Lewis J. Shuster (17)	—	12,500	12,500	* %
Andrew E. Senyei, M.D. (18)	2,820,529	185,654	3,006,183	11.5%
Charles P. Waite, Jr. (19)	2,701,549	193,507	2,895,056	11.0%
Robert T. Wall (20)	50,000	9,375	59,375	* %

All Executive Officers and directors as a group (12 persons) (21)	13,543,992	1,405,091	14,949,083	54.5%

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Complete Genomics, Inc., 2071 Stierlin Court, Mountain View, CA 94043.

*	Represents beneficial ownership of less than 1%.
(1)

Includes: (i) 4,117,059 shares held, and 291,602 shares that may be acquired pursuant to the exercise of warrants held by Caduceus Private Investments III, LP (“Caduceus”) and (ii) 39,211 shares held, and 2,777 shares that may be acquired pursuant to the exercise of warrants by OrbiMed Associates III, LP (“OrbiMed Associates”). OrbiMed Capital GP III, LP is the general partner of Caduceus, and Samuel D. Isaly is the general partner of OrbiMed Capital GP III, LP. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the general partner of OrbiMed Associates, and Mr. Isaly is the managing member of OrbiMed Advisors, and Carl L. Gordon, Ph.D., a member of our board of directors, is a member of OrbiMed Advisors. Mr. Isaly is deemed to have voting and dispositive power over the shares held by Caduceus and OrbiMed Associates. The address of OrbiMed Advisors LLC is 767 Third Avenue, 30th Floor, New York, New York 10017.

(2)	Includes: (i) 3,766,620 shares held, and 266,781 shares that may be acquired pursuant to the exercise of warrants by Essex Woodlands Health Ventures Fund VIII, L.P. (“Essex Woodlands Ventures Fund”); (ii) 271,574 shares held, and 19,235 shares that may be acquired pursuant to the exercise of warrants by Essex Woodlands Health Ventures Fund VIII—A, L.P. (“Essex Woodlands Fund A”) and (iii) 118,075 shares held, and 8,364 shares that may be acquired pursuant to the exercise of warrants by Essex Woodlands Health Ventures Fund VIII—B, L.P. (“Essex Woodlands Fund B”). Essex Woodlands Health Ventures VIII, L.P. (“Essex Ventures L.P.”) is the general partner of each of Essex Woodlands Ventures Fund, Essex Woodlands Fund A and Essex Woodlands Fund B. Essex Woodlands Health Ventures VIII, LLC (“Essex Ventures LLC”) is the general partner of Essex Ventures L.P. James Currie, Ron Eastman, Jeff Himawan, Ph.D., Guido Neels, Martin Sutter, Immanuel Thangaraj, Petri Yaino, M.D., Ph.D., and Steve Wiggans are managing directors of Essex Ventures LLC and are deemed to have shared voting and dispositive power over the shares held by Essex Woodlands Ventures Fund, Essex Woodlands Fund A and Essex Woodlands Fund B. Each of the managing directors disclaims beneficial ownership of the shares held by these entities, except to the extent of any pecuniary interest therein. The address of each of the entities affiliated with Essex Woodlands Health Ventures is 335 Bryant Street, Palo Alto, California 94301.
(3)	Includes 2,994,358 shares held and 185,897 shares that may be acquired pursuant to the exercise of warrants. Alexander E. Barkas, Ph.D., a member of our board of directors, is a managing member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P. The managing members of Prospect Management Co. III, L.L.C., are deemed to have shared voting and dispositive power over the shares held by Prospect Venture Partners III, L.P., and each disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein. The address for Prospect Management Co. III, L.L.C. is 435 Tasso Street, Suite 200, Palo Alto, California 94301.
(4)	Includes: (i) 2,669,470 shares held, and 188,674 shares that may be acquired pursuant to the exercise of warrants, by OVP Venture Partners VI, L.P. (“OVP VI”) and (ii) 32,079 shares held, and 3,167 shares that may be acquired pursuant to the exercise of warrants, by OVP VI Entrepreneurs Fund, L.P. (“OVP Entrepreneurs Fund”). Charles P. Waite, Jr., a member of our board of directors, is a managing member of OVMC VI, LLC, the general partner of each of OVP VI and OVP Entrepreneurs Fund. Mr. Waite, together with the other managing members of OVMC VI, LLC are deemed to have shared voting and dispositive power over the shares held by OVP VI and OVP Entrepreneurs Fund. The address of each of the entities affiliated with OVP Venture Partners is 1010 Market Street, Kirkland, Washington 98033.
(5)	Includes: (i) 2,052,418 shares held, and 128,180 shares that may be acquired pursuant to the exercise of warrants, by Enterprise Partners VI, LP (“Enterprise VI”); (ii) 667,068 shares held, and 55,808 shares that may be acquired pursuant to the exercise of warrants, by Enterprise Partners V, LP (“Enterprise V”) and (iii) 101,043 shares held, by Enterprise Partners Management, LLC (“Enterprise LLC”). Andrew E. Senyei, M.D., a member of our board of directors, is a managing director of Enterprise Management Partners VI, LLC, the general partner of Enterprise VI, a managing director of Enterprise Management Partners V, LLC, the general partner of Enterprise V and a managing director of Enterprise LLC. Dr. Senyei, together with Carl Eibl, J.D., are deemed to have shared voting and dispositive power over the shares held by each of Enterprise VI, Enterprise V and Enterprise LLC. Each of Dr. Senyei and Mr. Eibl disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for each of the entities affiliated with Enterprise Partners is 2223 Avenida de la Playa, Suite 300, La Jolla, California 92037.
(6)	Includes: (i) 1,846,375 shares held, and 124,771 shares that may be acquired pursuant to the exercise of warrants, by Highland Crusader Offshore Partners, L.P. (“Highland Crusader”) and (ii) 648,491 shares held, and 51,725 shares that may be acquired pursuant to the exercise of warrants, by Highland Credit Opportunities CDO, L.P. (“Credit Opportunities”). Highland Capital Management, L.P. (“Highland”) acts as investment adviser to certain funds, including Highland Crusader and Credit Opportunities. Strand Advisors, Inc. (“Strand Advisors”) is the general partner of Highland. James Dondero is the President of Strand Advisors and Highland. Highland, Strand Advisors and Mr. Dondero may be deemed to have shared voting and dispositive power over the shares held by each of Highland Crusader and Credit Opportunities. The address for Highland, Strand Advisors and Mr. Dondero is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(7)	Includes 938,957 shares held and 501,667 shares that may be acquired pursuant to the exercise of warrants. Charles M. Preston III is the manager of SCV-CG, LLC and is deemed to have voting and dispositive power over the shares held by SCV-CG, LLC. The address for SCV-CG, LLC is 600 Congress Avenue, Suite 200, Austin, Texas 78701.
(8)	Consists of: (i) 319,200 shares held by the Clifford A. Reid Living Trust, dated September 3, 1997, of which Dr. Reid is trustee and (ii) 231,186 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(9)	Consists of 37,582 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(10)	Consists of: (i) 33,201 shares held by the Martin-Rose Revocable Trust, of which Bruce Martin is trustee and Heather Rose is trustee, (ii) 21,735 shares held by Bruce Martin and (iii) 24,939 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(11)	Consists of 42,125 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(12)	Consists of: (i) 428,666 shares held by the Drmanac Family Trust, dated June 21, 2000, of which Dr. Drmanac is trustee; (ii) 171,863 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011 and (iii) 13,333 shares held by Callida Genomics, Inc.
(13)	Consists of: (i) 116,999 shares held by The Curson Family Living Trust, dated July 30, 2001, of which Mr. Curson is trustee and (ii) 96,150 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(14)	Consists of (i) the shares described in Note (3) above. Dr. Barkas disclaims beneficial ownership of the shares held by Prospect Venture Partners III, L.P. as described in Note (3) above, except to the extent of his pecuniary interest therein and (ii) 1,666 shares that may be acquired by Dr. Barkas pursuant to the exercise of stock options within 60 days of April 29, 2011.
(15)	Consists of: (i) 5,151 shares, (ii) 252 shares that may be acquired pursuant to the exercise of warrants and (iii) 12,500 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(16)	Consists of (i) the shares described in Note (1) above. Dr. Gordon disclaims beneficial ownership of the shares held by the entities affiliated with OrbiMed Advisors LLC as described in Note (1) above, except to the extent of his pecuniary interest therein and (ii) 1,666 shares that may be acquired by Dr. Gordon pursuant to the exercise of stock options within 60 days of April 29, 2011.
(17)	Consists of 12,500 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(18)	Consists of (i) the shares described in Note (5) above. Dr. Senyei disclaims beneficial ownership of the shares held by the entities affiliated with Enterprise Partners as described in Note (5) above, except to the extent of his pecuniary interest therein and (ii) 1,666 shares that may be acquired by Dr. Senyei pursuant to the exercise of stock options within 60 days of April 29, 2011.
(19)	Consists of (i) the shares described in Note (4) above. Mr. Waite disclaims beneficial ownership of the shares held by the entities affiliated with OVP Venture Partners as described in Note (4) above, except to the extent of his pecuniary interest therein and (ii) 1,666 shares that may be acquired by Mr. Waite pursuant to the exercise of stock options within 60 days of April 29, 2011.
(20)	Consists of: (i) 50,000 shares held by the Wall Family Investment Partnership, Ltd., over which Mr. Wall is deemed to having voting and dispositive power and (ii) 9,375 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 29, 2011.
(21)	Includes 13,543,992 shares held and 1,386,134 shares beneficially owned by our executive officers and directors, which includes 856,357 shares that many be acquired pursuant to the exercise of warrants and 548,734 shares may be acquired pursuant the exercise of stock options within 60 days of April 29, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and any person or entity who owns more than 10% of a registered class of our common stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Executive officers, directors and stockholders who hold more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them.

Based solely on review of this information and written representations by our executive officers and directors that no other reports were required, we believe that, during 2010, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information related to our common stock which may be issued under our existing equity compensation plans as of December 31, 2010, including our Employee Stock Purchase Plan, 2006 Equity Incentive Plan and 2010 Equity Incentive Award Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, performance shares and restricted stock units		Weighted- average exercise price of outstanding options, performance shares and restricted stock units		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by Complete Genomics’ stockholders	2,897,247	(1)	$2.19	(2)	3,721,894	(3)
Equity compensation plans not approved by Complete Genomics’ stockholders	—		—		—

Total	2,897,247		$2.19		3,721,894

(1)	Includes 27,500 shares that may be issued under restricted stock unit awards at December 31, 2010.
(2)	Excludes 27,500 shares that may be issued under restricted stock unit awards.
(3)	Includes 750,000 shares available for future issuance under our Employee Stock Purchase Plan.

Please see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2010 Annual Report on Form 10-K in the notes to our financial statements at Note 11, “Stock Options” for further information regarding our equity compensation plans and awards.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and the most important factors relevant to an analysis of these policies and decisions. These officers, whom we refer to as our named executive officers, consist of Clifford A. Reid, Ph.D., President and Chief Executive Officer, Ajay Bansal, Chief Financial Officer, Bruce Martin, Senior Vice president, Product Development, Mark J. Sutherland, Senior Vice President, Business Development, Radoje Drmanac, Ph.D., Chief Science Officer and R. John Curson, Former Chief Financial Officer. We did not have any executive officers other than the named executive officers during 2010.

Objectives and Philosophy Regarding our Executive Compensation

We recognize that the ability of our business to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our employees, including our named executive officers. The principles and objectives of our compensation and benefits programs for our named executive officers are to:

•	attract, engage and retain individuals of superior ability, experience and managerial talent to lead our Company;

•	align compensation decisions with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance are the foundation for our continued collective success;

•	ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

•	ensure that total compensation is fair, reasonable and competitive.

The compensation components described below are designed to simultaneously fulfill one or more of these principles and objectives.

Components of our Executive Compensation

The individual components of our executive compensation consist primarily of:

•	base salary;

•	performance bonuses;

•	equity incentives;

•	post-termination benefits; and

•	various other employee benefits.

We view each of these components as related but distinct, reviewing them each individually, as well as collectively, to ensure that the total compensation paid to our named executive officers meets the objectives as set forth above. Not all elements are provided to all named executive officers. For example, only three of our named executive officers have change in control benefits. Instead, we determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market based on the experience of our compensation committee and consistent with our recruiting and retention goals, our view of internal equity and consistency, the length of service of our named executive officers, our overall performance and other considerations we deem relevant.

Historically, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and noncash compensation or among different forms of noncash compensation. However, our philosophy is to make a significant percentage of our executive officer compensation tied to stockholder returns and to keep cash compensation to a nominally competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. To this end, we use stock options as a significant component of compensation because we believe that they best tie an individual’s compensation to the creation of stockholder value. While we offer competitive base salaries, we believe stock-based compensation is a significant motivator in attracting employees in our field.

Each of the primary elements of our executive compensation is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Compensation Determination Process

Our compensation committee is responsible for recommending executive compensation for all of our named executive officers, and our board of directors will retain primary authority regarding the determination and approval of compensation. The compensation committee also relies on our President and Chief Executive Officer, based on his experience, to provide an evaluation of each named executive officer, other than himself, to the compensation committee. The evaluation is given in light of the Company’s performance and focuses on the named executive officer’s leadership qualities, operational performance, business responsibilities, career with us, current compensation arrangements and long-term potential to enhance stockholder value.

Our compensation committee in turn reviews the performance of each named executive officer, including our President and Chief Executive Officer. This process generally occurs on an annual basis, though we do not set a predetermined time for such review. The compensation committee begins with a review of the primary aspects of our compensation programs for our named executive officers, including base salaries, performance bonuses and equity incentive targets. As part of this process, the compensation committee directly engaged Radford, an Aon Hewitt Consulting Company, to provide compensation surveys and a general understanding of current compensation practices. In determining the compensation of the named executive officers for 2010, the Company used the 2009 Radford Global Life Sciences Pre-IPO Survey compiled compensation data from global life sciences companies without publicly traded securities that have raised at least $80 million in invested capital. The survey provided by Radford reported statistics on the total compensation, position and responsibilities of executives. While our compensation committee reviewed the statistical compensation data, the surveys did not include, nor was our compensation committee aware of, the identity of any of the surveyed companies. As a result, our compensation committee did not benchmark executive compensation against any single company or an identifiable select group of companies.

Changes to Named Executive Officers

In March 2010, we hired Mark Sutherland as our Senior Vice President, Business Development. Mr. Sutherland’s annual base salary is $250,000, which was established following arms length negotiations but in light of other senior executive base salaries and which our Compensation Committee determined to be below the 25th percentile of executives in similar positions in companies included in the compensation surveys we reviewed. For 2010, Mr. Sutherland was also eligible for a target performance bonus of up to $70,000 based on our Compensation Committee’s subjective assessment of the Company’s progress towards its commercial milestones and his contributions to the development of the Company’s strategy and staffing of the commercial organization.

In March 2010, Bruce Martin was promoted to Senior Vice president, Product Development. In connection with his promotion, Mr. Martin’s annual base salary was increased to $250,000 to be consistent with other senior executive base salaries we determined that to be below the 25th percentile of executives in similar positions in companies included in the compensation surveys we reviewed. For 2010, Mr. Martin was also eligible for a target performance bonus of up to $70,000 based on our Compensation Committee’s subjective assessment of the Company’s progress towards its production and development milestones and his contributions to the development of the Company’s strategy and staffing of the production and development organizations.

In May 2010, R. John Curson assumed the position of Vice President of Financial Operations. His expertise was needed in this role as we were beginning our commercial operations. No adjustments were made to his compensation.

In May 2010, we hired Ajay Bansal as our Chief Financial Officer replacing R. John Curson. Mr. Bansal’s annual base salary is $250,000, which was established following arms length negotiations but in light of other senior executive base salaries and which our Compensation Committee determined to be below the 25th percentile of executives in similar positions in companies included in the compensation surveys we reviewed. Mr. Bansal also received a $20,000 signing bonus in connection with his hiring. For 2010, Mr. Bansal was also eligible for a target performance bonus of up to $70,000 based on our Compensation Committee’s subjective assessment of our Series E Preferred Stock financing, our initial public offering, and his contributions to the development of the Company’s strategy and staffing of the finance organization.

Base Salaries

In general, base salaries for our executive officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Our compensation committee has responsibility for conducting reviews of the base salaries of our named executive officers and making adjustments based on the scope of the executive’s responsibilities, individual contribution, prior experience, sustained performance and internal pay equity among named executive officers. Decisions regarding salary increases may take into account the named executive officer’s current salary and equity ownership. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors or compensation committee with other companies and may also consider internal equity. Base salaries are also reviewed in the case of significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and linked to performance.

In March 2010, our Compensation Committee reviewed the 2009 Radford Global Life Sciences Pre-IPO Survey provided by Radford which indicated that our named executive officers received base salaries at levels below the 25th percentile of executives in similar positions at the companies included in this survey.

In March 2010, in connection with his promotion to Senior Vice President, Product Development, Mr. Martin base salary was increased from $200,000 to $250,000. Our compensation committee determined that the base salary increase was appropriate in light of Mr. Martin’s experience, his increased responsibilities and the base salaries paid to our other named executive officers. None of our other named executive officers received a base salary increase in 2010.

For 2010, the base salaries of our named executive officers were as follows:

Name	2010 Base Salary
Clifford A. Reid, Ph.D.	$320,000

Ajay Bansal (1)	$250,000

Bruce Martin	$250,000

Mark J. Sutherland (2)	$250,000

Radoje Drmanac, Ph.D.	$250,000

R. John Curson	$230,000

(1)	Mr. Bansal’s employment with us commenced on May 10, 2010.
(2)	Mr. Sutherland’s employment with us commenced on March 22, 2010.

Performance Bonuses

Historically, our named executive officers have not participated in a performance bonus program. Instead, we have relied on stock option grants to provide performance-based incentives to our named executive officers.

In November 2009, upon the recommendation of our compensation committee following its review of all aspects of our executive compensation program, our board of directors approved a target performance bonus amount for each of our named executive officers serving as executive officers at that time. For 2010, the annual target amount for Dr. Reid, Dr. Drmanac and Mr. Curson was $100,000, $70,000 and $70,000, respectively. Our compensation committee recommended the level of the target bonus amounts based on its review of the Radford 2009 compensation survey and based on the experience of the members of the compensation committee with similar bonus programs.

In March 2010, our compensation committee established target performance bonus amount equal to $70,000 for each of Messrs. Sutherland and Martin in connection with Mr. Sutherland’s hiring and Mr. Martin’s promotion. The level of target performance bonus was determined following our compensation committee’s review of the Radford surveys and in light of the target performance bonus amounts of other named executive officers. Each performance bonus was discretionary and the amount of such bonus was to be based on our compensation committee’s subjective assessment of, with respect to Mr. Sutherland, our company’s progress towards its commercial milestones and his contributions to the development of company’s strategy and staffing of the commercial organization and, with respect to Mr. Martin, our company’s progress towards its production and development milestones and his contributions to the development of company’s strategy and staffing of the production and development organizations.

In May 2010, our compensation committee established a target performance bonus amount equal to $70,000 for Mr. Bansal in connection with his hiring. The level of target performance bonus was determined following our compensation committee’s review of the Radford surveys and in light of the target performance bonus amounts of other named executive officers. The performance bonus was discretionary and the amount of such bonus was to be based on our compensation committee’s subjective assessment of our Series E Preferred Stock financing, our initial public offering, and his contributions to the development of company’s strategy and staffing of the finance organization.

In March 2010, Dr. Reid, Dr. Drmanac and Mr. Curson each agreed to forgo these target bonus amounts and instead receive cash payments to offset taxes in connection with the stock grants described under “— Long-Term Equity Incentives” below.

In March 2011, upon the compensation committee’s recommendation, our board of directors approved the payment of performance bonuses as follows:

Name	2010 Performance Bonus	Percent of Target Performance Bonus Amount
Ajay Bansal	$70,000	100%

Bruce Martin	$70,000	100%

Mark J. Sutherland	$28,000	40%

Mr. Bansal received 100% of his target performance bonus amount based on our compensation committee’s and our board of directors’ subjective assessment of his performance in guiding our company through the successful completion of our Series E Preferred Stock financing and our initial public offering and his contributions to the development of company’s strategy and staffing of the finance organization.

Mr. Martin received 100% of his target performance bonus amount based on our compensation committee’s and our board of directors’ subjective assessment of his performance and the successful transition to commercial operations in 2010 and his contributions to the development of company’s strategy and staffing of the production and development organizations.

Mr. Sutherland received 40% of his target performance bonus amount based on our compensation committee’s and our board of directors’ subjective assessment that only partial progress was made regarding our commercial milestones including the number of genomes sequenced in 2010. Additionally, only partial progress was made in building and staffing the commercial organization.

Long-Term Equity Incentives

The goal of our long-term, equity-based incentive awards is to align the interests of our named executive officers with the interests of our stockholders by focusing our executives on long-term stock performance. In addition, because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

Our compensation committee oversees our long-term equity incentive program and our board of directors approves all equity grants to our named executive officers. In determining the number of shares of our common stock to be subject to long-term equity incentives awarded to our named executive officers, our compensation committee has taken into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. Based on these factors, our compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward based on the creation of long-term stockholder value.

We use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and periodic grants aimed at both rewarding exceptional performance and continuing to incentivize our named executive officers. To date, there has been no set program for the award of these periodic grants, and our compensation committee has used its discretion to make stock option awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances. Going forward, our compensation committee expects to adopt a more regular process for determining and awarding stock grants to all employees.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors prior to our initial public offering and using the closing trading price of our common stock on the date of grant following our initial public offering. Initial stock options granted to our named executive officers typically vest over a four-year period as follows:

•	25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date, which is typically the date of hire; and

•	the remainder of the shares underlying the option vest in equal monthly installments over the next 36 months.

Our periodic grants will typically vest in equal monthly installments over four years from the date of grant. On occasion, the vesting schedules will be altered as part of the incentive process. We believe these vesting schedules appropriately encourage long-term employment with our Company while allowing our executives to realize compensation in line with the value they have created for our stockholders.

In February 2010, our board of directors approved additional equity grants to our named executive officers serving as executive officers at that time to partially offset the dilutive effect of our Series D preferred stock financing. Dr. Reid, Dr. Drmanac and Mr. Curson were granted options to purchase 341,667, 218,501 and 59,001 shares of our common stock, respectively, for a per share exercise price equal to $1.50, which our board of directors determined to be the per share fair market value of our common stock on the date of grant. These stock options vest with respect to 1/48th of the total number of shares subject to the options on each monthly anniversary of August 12, 2009. In addition, in March 2010, Dr. Reid, Dr. Drmanac and Mr. Curson received 285,867, 395,333 and 105,333 fully vested shares of our common stock, respectively, to partially offset the dilutive effect of the Series D preferred stock financing. Our board of directors also approved cash payments to Dr. Reid, Dr. Drmanac and Mr. Curson in the amounts of $361,615, $500,087 and $133,244, respectively, to reimburse the incremental taxes incurred by our named executive officers in connection with the stock grants and the cash payments.

As a result of our board of directors’ assessment of the fair market value of our common stock following the Series D preferred stock financing, our board of directors approved a stock option modification in January 2010. The exercise price of all outstanding stock options granted before January 28, 2010 that were held by then-current employees and consultants and had a per share exercise price greater than $1.50 per share were modified to decrease the exercise price to $1.50 per share, which our board of directors determined to be the fair market value of our common stock on January 28, 2010. Other than a reduced exercise price, the terms and conditions of the stock options remained the same. Our board of directors determined that the modification was appropriate in light of the significant decrease in the fair market value of our common stock.

In January 2010, our board of directors granted Mr. Martin an option to purchase 4,333 shares of our common stock for a per share exercise price equal to $1.50, which our board of directors determined to be the per share fair market value of our common stock on the date of grant. These options vested 25% in January 2011 and the remainder of the shares underlying the option vest in equal monthly installments over the next 36 months.

In March 2010, in connection with his commencement of employment with us, our board of directors granted Mr. Sutherland an option to purchase 128,000 shares of our common stock for a per share exercise price equal to $1.50, which our board of directors determined to be the per share fair market value of our common stock on the date of grant. These options vested 25% in March 2011 and the remainder of the shares underlying the option vest in equal monthly installments over the next 36 months. The number of shares subject to Mr. Sutherland’s option was determined by the internal benchmark of 0.8% of total shares outstanding at the time of grant.

In July 2010, in connection with his commencement of employment with us, our board of directors granted Mr. Bansal an option to purchase 128,000 shares of our common stock for a per share exercise price equal to $2.69, which our board of directors determined to be the per share fair market value of our common stock on the date of grant. These options vest 25% in May 2011 and the remainder of the shares underlying the option vest in equal monthly installments over the next 36 months. The size of Mr. Bansal’s grant was determined after our compensation committee’s and our board of directors’ review of the Radford survey and in light of Mr. Sutherland’s new hire grant.

In July 2010, in connection with his promotion that occurred in March 2010, our board of directors granted Mr. Martin an option to purchase 42,922 shares of our common stock for a per share exercise price equal to $2.69, which our board of directors determined to be the per share fair market value of our common stock on the date of grant. These options vest 25% in July 2011 and the remainder of the shares underlying the option vest in equal monthly installments over the next 36 months.

After our initial public offering in November 2010, our board of directors adopted a formal policy regarding the timing of stock option grants. Stock option grants cannot be made at times coinciding with the release of material non-public information.

Severance Arrangements

Our compensation committee has provided post-termination severance benefits to some of our named executive officers, as it determined that such benefits were necessary to retain such named executive officers. Our termination benefits are intended and designed to partially alleviate the financial impact of an involuntary termination and maintain a stable work environment. In determining the severance benefits to be payable pursuant to the agreements entered into with our named executive officers, we relied on the experience of the members of our compensation committee to determine the level of severance benefits sufficient to retain our named executive officers. The severance payments and benefits payable to our named executive officers pursuant to their respective severance agreements, are further described in “Executive Compensation—Severance Arrangements” below.

Under our equity incentive plans, if outstanding stock options are not assumed or otherwise substituted for in the change in control of our company, then the vesting of all outstanding stock options is fully accelerated as of immediately prior to the change in control.

Employee Benefits

We provide standard employee benefits to our full-time employees in the United States, including our named executive officers, including health, disability and life insurance and a 401(k) plan, as a means of attracting and retaining our employees.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our named executive officers, other than our Chief Financial Officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

REPORT OF THE COMPENSATION COMMITTEE*

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Executive Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in this proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE

Robert T. Wall, Chair

Alexander E. Barkas, Ph.D.

Charles P. Waite, Jr.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Complete Genomics under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding the compensation for services performed during the years ended December 2010 and 2009 awarded to, paid to or earned by our named executive officers, or NEO’s.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Clifford A. Reid, Ph.D. President and Chief Executive Officer	2010	320,000	—	668,929	580,740	—	367,465	(2)	1,937,134
	2009	215,783	—	—	96,711	—	5,400		317,894

Ajay Bansal (3) Chief Financial Officer	2010	153,291	20,000	—	230,493	70,000	1,500	(4)	475,284

Bruce Martin Senior Vice President of Product Development	2010	227,604	—	—	80,120	70,000	5,550	(4)	383,274

Mark J. Sutherland (5) Senior Vice President of Business Development	2010	184,253	—	—	228,925	28,000	3,975	(4)	445,153

Radoje Drmanac, Ph.D. Chief Scientific Officer	2010	239,582	—	925,079	371,392	—	505,637	(6)	2,041,690
	2009	191,360	—	—	96,436	—	5,400		293,196

R. John Curson Former Chief Financial Officer	2010	220,416	—	246,479	100,285	—	138,794	(7)	705,974
	2009	171,496	—	—	96,005	—	5,400		272,901

(1)	Reflects the aggregate grant date fair value dollar of awards and options granted during the applicable year and incremental fair value of options modified during the applicable year, in each case, as calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(2)	Includes $361,615 paid to Dr. Reid to reimburse the taxes incurred in connection with Dr. Reid’s February 2010 stock grant and the taxes incurred in connection with such reimbursement as further described in “Compensation Discussion and Analysis—Long-Term Equity Incentives” above and $5,850 in a benefit supplement to cover the cost of general health care expenses.
(3)	Mr. Bansal’s employment with us commenced on May 10, 2010.
(4)	Benefit supplement to cover the cost of general health care expenses.
(5)	Mr. Sutherland’s employment with us commenced on March 22, 2010.
(6)	Includes $500,087 paid to Dr. Drmanac to reimburse the taxes incurred in connection with Dr. Drmanac’s February 2010 stock grant and the taxes incurred in connection with such reimbursement as further described in “Compensation Discussion and Analysis—Long-Term Equity Incentives” and $5,550 in a benefit supplement to cover the cost of general health care expenses.
(7)	Includes $133,244 paid to Mr. Curson to reimburse the taxes incurred in connection with Mr. Curson’s February 2010 stock grant and the taxes incurred in connection with such reimbursement as further described in “Compensation Discussion and Analysis—Long-Term Equity Incentives” and $5,550 in a benefit supplement to cover the cost of general health care expenses.

Grants of Plan-Based Awards For 2010

The following table sets forth the plan-based awards granted or modified during 2010 for each of our NEOs:

					Option Awards
Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Target ($)(1)
Clifford A. Reid, Ph.D.	—		100,000	—	—	—	—
	3/10/2010		—	285,867	—	—	668,929
	2/24/2010	(3)	—	—	341,667	1.50	580,740
Ajay Bansal	—		70,000	—	—	—	—
	7/16/2010	(4)	—	—	128,000	2.69	230,493
Bruce Martin	—		70,000	—	—	—	—
	1/28/2010	(5)	—	—	4,333	1.50	2,829
	7/16/2010	(6)	—	—	42,922	2.69	77,291
Mark J. Sutherland	—		70,000	—	—	—	—
	3/22/2010	(7)	—	—	128,000	1.50	228,925
Radoje Drmanac, Ph.D.	—		70,000	—	—	—	—
	3/10/2010		—	395,333	—	—	925,079
	2/24/2010	(3)	—	—	218,501	1.50	371,392
R. John Curson	—		70,000	—	—	—	—
	3/10/2010		—	105,333	—	—	246,479
	2/24/2010	(3)	—	—	59,001	1.50	100,285

(1)	Represents the target amount payable under our performance bonus plan. Our performance bonus plan does not include a maximum or threshold amount.
(2)	Reflects the aggregate grant date fair value of options granted during 2010 and incremental fair value of options modified during 2010, in each case, as calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
(3)	This award vests over a four-year period in equal monthly installments following the vesting commencement date, August 12, 2009.
(4)

This award vests over a four-year period with 25% of the shares vesting one year after the vesting commencement date and 1/48th of the shares vesting on a monthly basis thereafter; the vesting commencement date is May 10, 2010.

(5)

The original grant date of this stock option was September 21, 2007. The exercise price of this stock option was reduced from $16.50 per share to $1.50 per share on January 28, 2010 based on a modification approved by the board of directors. This award vests over a four-year period with 25% of the shares vesting one year after the vesting commencement date and 1/48th of the shares vesting on a monthly basis thereafter; the vesting commencement date is May 17, 2007.

(6)

This award vests over a four-year period with 25% of the shares vesting one year after the vesting commencement date and 1/48th of the shares vesting on a monthly basis thereafter; the vesting commencement date is March 29, 2010.

(7)

This award vests over a four-year period with 25% of the shares vesting one year after the vesting commencement date and 1/48th of the shares vesting on a monthly basis thereafter; the vesting commencement date is March 22, 2010.

Narrative to Summary Compensation Table and Grants of Plan-based Award Table

Employment Agreements, Offer Letters and Arrangements

We do not currently have employment agreements or offer letter agreements with Dr. Reid, Dr. Drmanac and Mr. Curson. The Company entered into offer letter agreements with each of Mr. Bansal, Mr. Martin and Mr. Sutherland. The terms of each of the respective offer letters specify such officer’s salary, target bonus and stock option grants.

Equity Compensation

As described under “Compensation Discussion and Analysis” above, the compensation committee approved equity compensation awards in the form of stock options and restricted stock to each Drs. Reid and Drmanac and Mr. Curson in February 2010. In connection, with joining the Company each of Mr. Bansal and Mr. Sutherland were granted stock options in as specified in their offer letters. Mr. Martin received a stock option grant in connection with his promotion. For more information regarding the equity compensation awards and our equity award practices, please see the section titled “Compensation Discussion and Analysis—Long-Term Equity Incentives.” In addition, the named executive officers’ equity compensation awards may, under certain circumstances, be subject to accelerated vesting in the event that a named executive officer is terminated or in the event of a change of control. For more information regarding the accelerated vesting provisions and treatment of the equity compensation awards in the event a named executive officer is terminated or a change of control of the company, see the sections titled “—Severance Arrangements” and “—Potential Payments upon Termination and/or a Change of Control” below.

Other Benefits

For a description of the other elements of our executive compensation program, see the section titled “Compensation Discussion and Analysis—Employee Benefits.”

Outstanding Equity Awards at December 31, 2010

The following table sets forth information regarding outstanding equity awards as of December 31, 2010 for each NEO. All vesting is contingent upon continued employment with Complete Genomics.

	Option Awards(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Name	Number of Securities Underlying Unexercised Options (#) Exercisable
Clifford A. Reid, Ph.D.	1,287	(2)	1,803	1.50	11/12/2019
	66,666	(3)(4)	—	1.50	12/27/2019
	113,889	(3)	227,778	1.50	02/23/2020

Ajay Bansal	—	(5)	128,000	2.69	07/15/2020

Bruce Martin	541	(6)	452	1.50	09/20/2017
	321	(2)	1,503	1.50	11/12/2019
	4,721	(7)	3,934	1.50	11/12/2019
	14,326	(8)	28,654	1.50	11/12/2019
	—	(9)	42,922	2.69	07/15/2020

Mark J. Sutherland	—	(10)	128,000	1.50	03/21/2020

Radoje Drmanac, Ph.D.	1,193	(2)	1,671	1.50	11/12/2019
	66,666	(3)(4)	—	1.50	12/27/2019
	72,833	(3)	145,668	1.50	02/23/2020

R. John Curson	1,045	(2)	1,465	1.50	11/12/2019
	66,666	(3)(4)	—	1.50	12/27/2019
	19,667	(3)	39,334	1.50	02/23/2020

(1)	Each stock option was granted pursuant to our 2006 Equity Incentive Plan. The stock options were granted prior to the consummation of the Company’s initial public offering on November 16, 2010. The exercise price of the stock options reflect the fair market value of the Company’s common stock at the date of grant based on the board of directors’ contemporaneous valuations of the Company’s common stock.
(2)	This award vests over a four-year period in equal monthly installments following April 1, 2009.
(3)	This award vests over a four-year period in equal monthly installments following August 12, 2009.
(4)	This award has an early exercise provision.
(5)	This award vests over a four-year period with 25% of the shares vesting on May 10, 2011 and 1/48th of the shares vesting on a monthly basis thereafter.
(6)

This award vests over a four-year period with 25% of the shares vesting on May 17, 2008 and 1/48th of the shares vesting on a monthly basis thereafter. The exercise price of this stock option was reduced from $16.50 per share to $1.50 per share on January 28, 2010 based on a modification approved by the board of directors.

(7)	This award vests over a four-year period with 25% of the shares vesting on May 17, 2008 and 1/48th of the shares vesting on a monthly basis thereafter.
(8)	This award vests over a four-year period with 25% of the shares vesting on August 12, 2010 and 1/48th of the shares vesting on a monthly basis thereafter.
(9)	This award vests over a four-year period with 25% of the shares vesting on March 29, 2011 and 1/48th of the shares vesting on a monthly basis thereafter.
(10)	This award vests over a four-year period with 25% of the shares vesting on March 22, 2011 and 1/48th of the shares vesting on a monthly basis thereafter.

Option Exercises and Stock Vested in 2010

The following table sets forth information regarding each exercise of stock options and stock vested during 2010 for each of the NEOs, on an aggregate basis. These stock options were exercised prior to the consummation of the Company’s initial public offering on November 16, 2010. The value realized on the exercise of option awards is calculated as the difference on the date of exercise between the fair value of the Company’s common stock based on the board of directors’ contemporaneous valuations of the Company’s common stock and the exercise price of the options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting ($)	Value Realized on Vesting ($) (1)
Clifford A. Reid, Ph.D.	—	—	285,867	428,801

Bruce Martin	751	1,825	—	—
	29,110	70,737	—	—
	3,340	8,116	—	—

Radoje Drmanac, Ph.D.	—	—	395,333	593,000

R. John Curson	—	—	105,333	158,000

(1)	Value realized upon vesting represents the fair market value of the shares of our common stock subject to the fully vested stock award granted in February 2010, as determined by our board of directors.

PENSION BENEFITS

We do not maintain any defined benefit pension plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not maintain any nonqualified deferred compensation plans.

Change of Control and Termination

Severance Arrangements

In March 2006, we entered into severance arrangements with each of Dr. Reid, Dr. Drmanac and Mr. Curson. These arrangements set forth the terms of each named executive officer’s severance in the event of his termination of employment under specified circumstances. Under the arrangements, if a covered named executive officer’s employment is terminated at any time without cause or he experiences a constructive termination (as each term is defined in his severance agreement), the Company will provide continuation of his base salary for six months following the termination date, as well as six months’ vesting acceleration for stock options and restricted stock. In addition, severance benefits would include reimbursement for group health continuation coverage premiums for each named executive officer and his eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended for six months.

Notwithstanding the foregoing, if such termination occurs within 12 months following a change-in-control, all stock options, restricted stock and other equity awards outstanding automatically vest in full and become fully exercisable. A covered named executive officer must provide a general release of claims against our Company in order to be eligible for any severance payments.

Potential Payments upon Termination and/or a Change of Control

The following table illustrates the potential payments to each of our named executive officers in connection with:

•	the Officer’s termination without cause outside the context of a change-in-control of the Company, assuming such termination occurred on December 31, 2010;

•

the Officer’s termination without cause, or constructive termination, within 12 months following a change-in-control of the Company, assuming such termination in connection with a change-in-control of the Company occurred on December 31, 2010 and his options were assumed or substituted by the acquiring entity; and

•

the acceleration of the Officer’s equity awards in connection with a change-in-control of the Company, where the potential acquiring entity does not assume or substitute the options held by the Officer and the Officer’s employment is continued with the Company and/or the acquiring entity, assuming such change-in-control occurred on December 31, 2010.

	Type of Benefit	Potential payments in connection with:
Name		Termination without Cause or Constructive Termination		Termination Without Cause or a Constructive Termination Within 12 Months Following a Change-in-Control		Equity Awards are not Assumed or Substituted in Connection with a Change-in-Control
Clifford A. Reid, Ph.D.	Salary	$160,000	(1)	$160,000	(1)	$—
	Benefits	8,976	(2)	8,976	(2)	—
	Equity Award Acceleration	817,965	(3)	1,635,929	(4)	1,635,929	(4)

	Total	986,941		1,804,905		1,635,929

Ajay Bansal (5)	Salary	—		—		—
	Benefits	—		—		—
	Equity Award Acceleration	—		611,840	(4)	611,840	(4)

	Total	—		611,840		611,840

Bruce Martin (5)	Salary	—		—		—
	Benefits	—		—		—
	Equity Award Acceleration	—		—		411,389	(4)

	Total	—		—		411,389

Mark J. Sutherland (5)	Salary	—		—		—
	Benefits	—		—		—
	Equity Award Acceleration	—		—		764,160	(4)

	Total	—		—		764,160

Radoje Drmanac, Ph.D.	Salary	125,000	(1)	125,000	(1)	—
	Benefits	7,470	(2)	7,470	(2)	—
	Equity Award Acceleration	572,472	(3)	1,144,945	(4)	1,144,945	(4)

	Total	704,942		1,277,415		1,144,945

R. John Curson	Salary	115,000	(1)	115,000	(1)	—
	Benefits	1,163	(2)	1,163	(2)	—
	Equity Award Acceleration	254,450	(3)	508,901	(4)	508,901	(4)

	Total	370,613		625,064		508,901

(1)	Represents six months’ of base salary.
(2)	Represents six months’ of health care benefits.
(3)	Represents the value of six months of vesting acceleration of unvested option awards, calculated based upon the closing market price per share of our common stock as reported on NASDAQ on December 31, 2010 minus the exercise price.
(4)	Represents the value of the vesting acceleration of 100% of unvested option awards, calculated based upon the closing market price per share of our common stock as reported on NASDAQ on December 31, 2010 minus the exercise price.
(5)	Executive is not party to a severance agreement.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of our Compensation Committee for fiscal year 2010 were Messrs. Waite and Wall and Dr. Barkas. There are no members of our Compensation Committee who were officers or employees of Complete Genomics or any of our subsidiaries during 2010. No members were formerly officers of Complete Genomics or had any relationship otherwise requiring disclosure hereunder. During 2010, no interlocking relationships existed between any of our executive officers or members of our Board or Executive Compensation Committee, on the one hand, and the executive officers or members of the board of directors or compensation committee of any other entity, on the other hand.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Complete Genomics’ Code of Business Conduct requires that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of Complete Genomics.

In addition, pursuant to its written charter, the Audit Committee considers and approves or disapproves any related person transaction as defined under Item 404 of Regulation S-K promulgated by the SEC, after examining each such transaction for potential conflicts of interest and other improprieties. The Audit Committee considers each transaction pursuant to our related party transaction policy and in light of the specific facts and circumstances presented.

Transactions with Related Persons

Our board of directors has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Participating of Principal Stockholders and/or Affiliates in our Initial Public Offering

In connection with our initial public offering, the underwriters allocated an aggregate of 1,650,000 shares of our common stock in the offering to certain of our principal stockholders and/or affiliates on the same terms as the other shares that were offered and sold in our initial public offering. These allocations included: 597,091 shares to Caduceus Private Investments III, LP (“Caduceus”), 5,687 shares to OrbiMed Associates III, LP (“OrbiMed Associates”), 546,268 shares to Essex Woodlands Health Ventures Fund VIII, L.P. (“Essex Woodlands Ventures Fund”), 39,386 shares to Essex Woodlands Health Ventures Fund VIII—A, L.P. (“Essex Woodlands Fund A”), 17,124 shares to Essex Woodlands Health Ventures Fund VIII—B, L.P. (“Essex Woodlands Fund B”), 111,111 shares to Enterprise Partners V, LP (“Enterprise V”) and 333,333 shares to Prospect Venture Partners III, L.P. Carl L. Gordon, Ph.D., a member of our Board of Directors, is a member of OrbiMed Advisors LLC an affiliate of each of Caduceus and OrbiMed Associates. Andrew E. Senyei, M.D., a member of our Board of Directors, is a managing director of Enterprise Management Partners V, LLC, the general partner of Enterprise V. Alexander E. Barkas, Ph.D., a member of our Board of Directors, is a managing member of Prospect Management Co. III, L.L.C., the general partner of Prospect Venture Partners III, L.P. Essex Woodlands Health Ventures VIII, L.P. (“Essex Ventures L.P.”) is the general partner of each of Essex

Woodlands Ventures Fund, Essex Woodlands Fund A and Essex Woodlands Fund B, which beneficially owned greater than 5% of our common stock at the time of our initial public offering. All of the shares allocated to our principal stockholders and/or affiliates were sold at $9.00, the initial public offering price.

2010 Bridge Financing

In April, May, June and August 2010, we sold convertible promissory notes, or the 2010 Notes, to certain of our existing investors for an aggregate purchase price of $22.2 million. The 2010 Notes accrued interest at a rate of 8% per annum and had a maturity date of the earliest of (i) a corporate reorganization as defined in the 2010 Notes, (ii) the closing of the initial public offering of our stock, (iii) an event of default pursuant to the terms of the 2010 Notes or (iv) April 12, 2011. In August 2010, in connection with our Series E preferred stock financing described below, the full principal amount of the 2010 Notes, along with accrued but unpaid interest thereon of $364,266, were automatically converted into an aggregate of 2,990,355 shares of our Series E preferred stock at a conversion price of $7.56 per share. In addition, each investor who purchased 2010 Notes also received warrants to purchase a number of shares of our common stock equal to (a) the product of (i) 5% of the principal amount of 2010 Notes purchased by such investor and (ii) the number of months between the date of issuance of the warrant and the date of our next financing (up to five months), divided by (b) $1.50, resulting in the issuance of warrants to purchase an aggregate of 1,848,849 shares of common stock.

The table below sets forth the participation in the sale of the 2010 Notes by our directors, executive officers and 5% stockholders and their affiliates.

Name	Principal amount of 2010 Notes purchased	Number of shares of common stock underlying warrants received in connection with purchase of 2010 Notes
Caduceus Private Investments III, LP (1)(2)	$3,291,190	294,379
Essex Woodlands Health Ventures VIII, L.P. (3)(4)	$3,291,190	294,380
C. Thomas Caskey, M.D. (4)	$4,786	252
Enterprise Partners VI, L.P. (5)(6)	$2,144,834	191,844
Highland Crusader Offshore Partners, L.P. (7)	$2,049,630	176,496
OVP Venture Partners VI, L.P. (8)(9)	$2,144,820	191,841
Prospect Venture Partners III, L.P. (10)	$2,078,348	185,897
SCV-CG, LLC	$7,000,000	501,667

(1)	Includes $31,050 in 2010 Notes and warrants to purchase 2,777 shares of common stock purchased by OrbiMed Associates III, LP, an affiliate of Caduceus Private Investments III, LP.
(2)	Carl L. Gordon, Ph.D., is one of our directors and is a partner of OrbiMed Advisors, LLC.
(3)	Includes $215,050 in 2010 Notes and warrants to purchase 19,235 shares of common stock purchased by Essex Woodlands Health Ventures Fund VIII – A, L.P. and $93,500 in 2010 Notes and warrants to purchase 8,364 shares of common stock purchased by Essex Woodlands Health Ventures Fund—B, L.P., each of which is an affiliate of Essex Woodlands Health Ventures VIII, L.P.
(4)	C. Thomas Caskey, M.D., is one of our directors and is an adjunct partner in Essex Woodlands Health Ventures.
(5)	Includes $74,417 in 2010 Notes and warrants to purchase 7,856 shares of common stock purchased by Enterprise Partners Management, LLC and $690,167 in 2010 Notes and warrants to purchase 55,808 shares of common stock purchased by Enterprise Partners V, L.P., each of which is an affiliate of Enterprise Partners VI, L.P.
(6)	Andrew E. Senyei, M.D., is one of our directors and is a managing director and a general partner of Enterprise Partners.
(7)	Includes $600,672 in 2010 Notes and warrants to purchase 51,725 shares of common stock purchased by Highland Credit Opportunities CDO, L.P., an affiliate of Highland Crusader Offshore Partners, L.P. Highland Crusader Offshore Partners, L.P. beneficially owns more than 5% of our outstanding common stock.

(8)	Includes $35,418 in 2010 Notes and warrants to purchase 3,167 shares of common stock purchased by OVP VI Entrepreneurs Fund, L.P., an affiliate of OVP Venture Partners VI, L.P.
(9)	Charles P. Waite, Jr., is one of our directors and is a general partner of OVP Venture Partners.
(10)	Alexander E. Barkas, Ph.D., is one of our directors and is a managing member of Prospect Management Co. III, LLC, the general partner of Prospect Venture Partners III, L.P.

Issuance of Series E Preferred Stock and Warrants to Purchase Common Stock

In August, September and October 2010, we issued 6,912,181 shares of Series E preferred stock at a price of $7.56 per share for gross proceeds of approximately $52.3 million. The table below sets forth the number of shares of Series E preferred stock sold to our directors, executive officers and 5% stockholders and their affiliates, and includes the shares of Series E preferred stock issued in connection with the conversion of the 2010 Notes, including the consideration paid for such shares by cancellation of the 2010 Notes as disclosed above.

Name	Number of Shares of Series E Preferred Stock	Aggregate Purchase Price
Caduceus Private Investments III, LP (1)(2)	1,279,138	$9,670,284
Essex Woodlands Health Ventures VIII, L.P. (3)(4)	1,279,137	$9,670,276
C. Thomas Caskey, M.D. (4)	1,844	$13,940
Enterprise Partners VI, L.P. (5)(6)	833,601	$6,302,023
Highland Crusader Offshore Partners, L.P. (7)	796,420	$6,020,935
OVP Venture Partners VI, L.P. (8)(9)	833,596	$6,301,986
Prospect Venture Partners III, L.P. (10)	807,760	$6,106,665
SCV-CG, LLC	938,957	$7,098,515
Wall Family Investment Partnership, Ltd. (11)	50,000	$378,000

(1)	Includes 12,068 shares held by OrbiMed Associates III, LP, an affiliate of Caduceus Private Investments III, LP.
(2)	Carl L. Gordon, Ph.D., is one of our directors and is a partner of OrbiMed Advisors, LLC.
(3)	Includes 83,580 shares purchased by Essex Woodlands Health Ventures Fund VIII—A, L.P. and 36,339 shares purchased by Essex Woodlands Health Ventures Fund—B, L.P., each of which is an affiliate of Essex Woodlands Health Ventures VIII, L.P.
(4)	C. Thomas Caskey, M.D., is one of our directors and is an adjunct partner of Essex Woodlands Health Ventures.
(5)	Includes 27,049 shares purchased by Enterprise Partners Management, LLC and 259,458 shares purchased by Enterprise Partners V, L.P., each of which is an affiliate of Enterprise Partners VI, L.P.
(6)	Andrew E. Senyei, M.D., is one of our directors and is a managing director and a general partner of Enterprise Partners.
(7)	Includes 233,402 shares purchased by Highland Credit Opportunities CDO, L.P., an affiliate of Highland Crusader Offshore Partners, L.P. Highland Crusader Offshore Partners, L.P. beneficially owns more than 5% of our outstanding common stock.
(8)	Includes 4,767 shares purchased by OVP VI Entrepreneurs Fund, L.P., an affiliate of OVP Venture Partners VI, L.P.
(9)	Charles P. Waite, Jr., is one of our directors and is a general partner of OVP Venture Partners.
(10)	Alexander E. Barkas, Ph.D., is one of our directors and is a managing member of Prospect Management Co. III, LLC, the general partner of Prospect Venture Partners III, L.P.
(11)	Robert T. Wall is one of our directors and maintains dispositive power over the shares held.

Consulting Agreement

In November 2007, we entered into a consulting agreement with Mrs. Drmanac, the wife of Dr. Drmanac, our Chief Scientific Officer and one of our founders. Mrs. Drmanac provides research and development services related to our sequencing technology as an independent contractor. Mrs. Drmanac is compensated at a rate of

$150 per hour for her services. In 2010, Mrs. Drmanac was a paid approximately $150,000 for her services pursuant to the consulting agreement. The consulting agreement is for a term of five years and can be terminated by either party with ten days written notice.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, 2010 Annual Report and proxy materials, as applicable, unless we have received contrary instructions from one or more of the stockholders. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well.

Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, 2010 Annual Report and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting us at Complete Genomics, Inc. either by calling 1-650-943-2800, or by writing to Complete Genomics, Inc. c/c Director of Investor Relations, 2071 Stierlin Court, Mountain View, CA 94043. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to have additional copies of our Notice, 2010 Annual Report and proxy materials, as applicable, mailed to you, please submit your request to Complete Genomics, Inc. who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports and proxy materials, as applicable, for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Complete Genomics, Inc. as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

ANNUAL REPORT

Accompanying this proxy statement is our Annual Report on Form 10-K for the year ended December 31, 2010. The 2010 Annual Report contains audited financial statements covering the years ended December 31, 2010, 2009 and 2008. Copies of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, are available free of charge on our website at http://ir.completegenomics.com/financials.cfm or you can request a copy free of charge by calling 650- 943-2800 or sending an email to scott.sandler@completegenomics.com. Please include your contact information with the request.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 22, 2011

This proxy statement and our 2010 Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, are available at http://ir.completegenomics.com/financials.cfm.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2012, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than January 6, 2012. In addition, a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 may be brought before the 2012 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to the Secretary at our principal executive offices, not later than March 24, 2012 nor earlier than February 23, 2012.

Sincerely,

/s/ Ajay Bansal

Ajay Bansal

Chief Financial Officer & Assistant Secretary

May 5, 2011

Mountain View, California

Shareowner ServicesSM P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/gnom Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 21, 2011.
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MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the nominees for director in Item 1, “FOR” each of the proposals in Items 2 and 4 and “3 YEARS” for the proposal in Item 3.

1.	Election of directors:	01 Carl L. Gordon, Ph.D., CFA 02 Lewis J. Shuster 03 Charles P. Waite, Jr.	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Approval on a non-binding, advisory vote basis on executive compensation disclosed in the proxy statement.				☐ For		☐ Against	☐ Abstain
The Board of Directors recommends a vote for 3 YEARS:
3.	To recommend, on a non-binding, advisory vote basis, the frequency of an advisory vote on executive compensation votes.			☐ 3 Years	☐ 2 Years		☐ 1 Year	☐ Abstain
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.				☐ For		☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Address Change? Mark box, sign, and indicate changes below: ☐					Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

COMPLETE GENOMICS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 22, 2011

8:00 a.m. PDT

Complete Genomics, Inc.

2071 Stierlin Court

Mountain View, CA 94043

Complete Genomics, Inc. 2071 Stierlin Court Mountain View, CA 94043	proxy

This proxy is solicited by the Board of Directors of Complete Genomics, Inc. for use at the Annual Meeting of Stockholders to be held on June 22, 2011 at 8:00 a.m. (PDT) at the Company’s headquarters located at 2071 Stierlin Court, Mountain View, CA 94043.

This proxy when properly executed will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” each of the nominees for director in Item 1, “FOR” each of the proposals in Items 2 and 4 and “3 years” for the proposal in Item 3, and with discretionary authority with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

By signing the proxy, you revoke all prior proxies and appoint Clifford A. Reid, Ph.D. and Ajay Bansal, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable Federal securities laws.

See reverse for voting instructions.